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                                                                       EX-10.19

                          CENTERPOINT PROPERTIES TRUST

               2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

1.1      PURPOSE

CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), hereby adopts, subject to shareholder approval, this plan which shall be known as the CenterPoint Properties Trust 2000 OMNIBUS EMPLOYEE RETENTION AND INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by: (a) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (b) motivating superior performance by means of long-term performance related incentives; (c) encouraging and providing for obtaining an ownership interest in the Company;
(d) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (e) enabling executives to participate in the long-term growth and financial success of the Company.

1.2      ADMINISTRATION

(a) The Plan shall be administered by the Stock Option Committee of the Board of Trustees of the Company or such other committee of trustees as is designated by the Board of Trustees of the Company (the "Committee"), which shall consist of two or more members. Each member shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3") and shall be an "outside director" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The members shall be appointed by the Board of Trustees, and any vacancy on the Committee shall be filled by the Board of Trustees.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select from the regular full-time employees of the Company those who shall participate in the Plan (a "Participant" or "Participants"); (ii) make awards in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder; and (vi) make all other determinations and take all other actions deemed necessary or advisable for the implementation and administration


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of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

(c) All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and operating units as it deems appropriate.

(d) The Committee may delegate any of its authority hereunder to such persons as it deems appropriate.

1.3      SELECTION FOR PARTICIPATION

In selecting Participants and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the employee; the employee's past, present and potential contributions to the Company's profitability and sound growth; the value of the employee's services to the Company; and other factors deemed relevant by the Committee. Grants may be made to the same individual on more than one occasion.

1.4      TYPES OF AWARDS UNDER PLAN

Awards under the Plan may be in the form of any one or more of the following:
(a) Statutory Stock Options ("ISOs", which term shall be deemed to include Incentive Stock Options as defined in Section 2.5 and any future type of tax-qualified option which may subsequently be authorized), Non-statutory Stock Options ("NSOs" and, collectively with ISOs, "Options") and Share Appreciation Rights ("SARs") as described in Article II; (b) Performance Units and Performance Shares ("Performance Units" and "Performance Shares") as described in Article III; and (c) Restricted Shares and Restricted Share Equivalents ("Restricted Shares" and "Restricted Share Equivalents") as described in Article IV (collectively, "Awards").

1.5      SHARES SUBJECT TO THE PLAN

Shares covered by Awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Trust's common shares, $.001 par value per share, or such other shares as may be substituted pursuant to Section 6.2 ("Common Shares"). The maximum number of shares of Common Shares which may be issued for all purposes under the Plan shall be 1,200,000 shares (subject to adjustment pursuant to Section 6.2). For purposes of calculating the number of outstanding Common Shares, all classes of securities that are convertible presently or in the future into Common Shares are deemed to be outstanding Common Shares equal to the number of Common Shares into which such securities are convertible, and no subsequent reduction in the number of outstanding Common Shares (other than as a result of a reverse share split or similar recapitalization) will reduce the number of Common Shares previously made available for option grants under the Plan. Any shares of Common Shares subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related SAR to the extent shares are issued upon


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exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Shares or Performance Awards which are forfeited, shall again be available for Awards under the Plan.

1.6      MAXIMUM AWARDS PER PARTICIPANT

The aggregate number of shares of Common Shares that a Participant may be granted in any form in any given year shall not exceed 250,000 shares or the cash equivalent thereof.

                                   ARTICLE II

                   SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1      AWARD OF SHARE OPTIONS

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Shares.

2.2      SHARE OPTION AGREEMENTS

The award of an Option shall be evidenced by a signed written agreement (a "Share Option Agreement") containing such terms and conditions as the Committee may from time to time determine.

2.3      OPTION PRICE

The purchase price of Common Shares under each Option (the "Option Price") shall be the Fair Market Value of the Common Shares on the date the Option is awarded.

2.4      EXERCISE AND TERM OF OPTIONS

(a) Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that no such Option shall be exercisable within the first twelve months of its term. Each Option that is intended to qualify as an ISO pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

(b) The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and that the Option Price be paid in full in cash (including check, bank draft or money order) at the time of exercise; provided, however, that such Option Price may be paid within six business days of the time of exercise, if the Participant instructs the Corporation to sell shares delivered on exercise as the Participant's agent pursuant to a "cashless



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exercise" program or other similar program established by the Committee. The
Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Shares already owned by that Participant, valued at Fair Market Value on the date of exercise, as partial or full payment of the Option Price; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Shares. The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised.

2.5      LIMITATIONS ON ISOS

Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Section 422 of the Code):

(a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be NSOs.

(b) Any ISO authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs.

(c) All ISOs must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Trustees or the date this Plan was approved by the shareholders.

(d) Unless sooner exercised, terminated or canceled, all ISOs shall expire no later than ten years after the date of grant.

2.6      TERMINATION OF EMPLOYMENT

In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability, each of the Participant's outstanding Options shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a Participant even if this is beyond their expiration date. If the Participant ceases to be an employee for any other reason, all of the Participant's then outstanding Options shall terminate immediately.



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2.7      AWARD OF SHARE APPRECIATION RIGHTS

(a) GENERAL. A SAR is a right to receive, without payment (except for applicable withholding taxes) to the Company, a number of shares of Common Shares, cash or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 2.7(e). A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the shares of Common Shares subject to the Option); (ii) with respect to any share option currently outstanding under other incentive plans of the Corporation (as to all or any portion of the shares subject to the share option), on terms established by the Committee; or (iii) alone, without reference to any related share option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section.

(b) NUMBER. Each SAR granted to any Participant shall relate to such number of shares of Common Shares as shall be determined by the Committee, subject to adjustment as provided in Section 6.2. In the case of a SAR granted with respect to a share option, the number of shares of Common Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related share option.

(c) DURATION. The term of each SAR shall be determined by the Committee but in no event shall a SAR be exercisable during the first year of its term. Subject to the foregoing, unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the share option, if any, to which it relates is exercisable.

(d) EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder a certificate for the shares of Common Shares or cash or both, as determined by the Committee, to which the holder is entitled. No SAR granted to an Officer may be exercised in whole or in part for cash except during the period described in Section 6.3(c)(ii)(1) hereof.

(e) PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Shares, the number of shares of Common Shares which shall be issuable upon the exercise of a SAR shall be determined by dividing:

         (i) the number of shares of Common Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of a share of Common Shares subject to the SAR on the exercise date exceeds (A) in the case of a SAR related to a share option, the purchase price of a share of Common Shares under the share option or (B) in the case of a SAR granted alone, without reference to a related share option, an amount which shall be determined by the Committee at the time of grant, provided, however, such amount is at least equal to the Fair



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         Market Value of the Common Shares on the date the SAR is awarded,
         (subject to adjustment under Section 6.2)); by

         (ii) the Fair Market Value of a share of Common Shares on the exercise date.

In lieu of issuing shares of Common Shares upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Shares shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Shares on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

(f) AGREEMENT. SARs awarded under the Plan shall be evidenced by either a Share Option Agreement or a separate signed written agreement between the Company and a Participant.


                                   ARTICLE III

                          PERFORMANCE SHARES AND UNITS

3.1      AWARD OF PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee may award to any Participant Performance Shares and Performance Units ("Performance Awards"). Each Performance Share shall represent one share of Common Shares. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Shares.

3.2      PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS

Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

3.3      ESTABLISHMENT OF PERFORMANCE ACCOUNTS

At the time of award, the Company shall establish an account (a "Performance Account") for each Participant. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account.

3.4      PERFORMANCE PERIOD AND TARGETS

(a) The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award; provided, however, that in



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no event will the performance period be less than one year (the "Performance
Period"). There may be more than one award in existence at any one time and Performance Periods may differ.

(b) The Committee shall set performance targets relating to Performance Units and Performance Shares which shall be based on one or more of the following performance measures: share price, market share, increase in sales, earnings per share, return on equity, cost reductions, economic value added, or any other performance measure the Committee deems appropriate. With respect to any awards the Committee intends to qualify for the performance based exception under Code
Section 162(m), performance targets shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the Performance Period with respect to which the award of Performance Units or Performance Shares is made and (ii) the date as of which twenty-five percent (25%) of such Performance Period has elapsed. At the time of setting performance targets, the Committee shall establish superior and satisfactory performance targets to be achieved within the Performance Period. Failure to meet the satisfactory performance target will earn no Performance Award. Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance between the superior and satisfactory performance targets.

3.5      PAYMENT RESPECTING PERFORMANCE AWARDS

(a) Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the related written agreement or otherwise when, if, and to the extent the Committee determines to make such payment. All payment determinations shall be made by the Committee during the first four months following the end of the Performance Period.

(b) The Participant may elect to defer any payment respecting a Performance Award pursuant to Article V hereof.

(c) Payment for Performance Awards may be made in a lump sum or in installments, in cash, Common Shares or in a combination thereof as the Committee may determine.

3.6      TERMINATION OF EMPLOYMENT

If the Participant ceases to be an employee before the end of any Performance Period with the consent of the Committee or upon the Participant's death, retirement or disability before the end of any Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or the Participant's legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period. If a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.



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                                   ARTICLE IV

                RESTRICTED SHARE AND RESTRICTED SHARE EQUIVALENTS

4.1      AWARD OF RESTRICTED SHARES

The Committee may award to any Participant shares of Common Shares, subject to this Article IV and such other terms and conditions as the Committee may prescribe (such shares being herein called "Restricted Shares"). Each certificate for Restricted Shares shall be registered in the name of the Participant and deposited by the Participant, together with a shares power endorsed in blank, with the Company.

4.2      RESTRICTED SHARE AGREEMENT

Shares of Restricted Share awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may from time to time determine.

4.3      RESTRICTION PERIOD

At the time of award there shall be established for each Participant, subject to Paragraph 4.6, a restriction period (the "Restriction Period") which shall lapse
(a) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (b) upon the achievement of performance goals within certain time limitations ("Performance/Time Goal") as shall be determined by the Committee; provided that such Time Goal shall last at least until the third year anniversary of the date of the award or the Performance/Time Goal shall last at least until the second year anniversary of the date of the award. Shares of Restricted Share may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such shares of Restricted Share shall have all the rights of a holder of Common Shares. With respect to shares of Restricted Share which are issued subject to a Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 at the expiration of the Restriction Period. With respect to shares of Restricted Share which are issued subject to a Performance/Time Goal, the Company shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 upon the achievement of the performance goal on or before the close of the Restriction Period. With respect to shares of Restricted Share which are issued subject to a Performance/Time Goal which fail to meet the goal before the end of the restriction period, all such shares shall be forfeited, and the Company shall have the right to complete a blank share power in order to return such shares to the Company.

4.4      TERMINATION OF EMPLOYMENT



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(a) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Time Goal, the restrictions imposed under this Article IV shall lapse with respect to such number of those shares subject to a Time Goal as shall be determined by the Committee, but, in no event less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Shares subject to a Time Goal to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Period, multiplied by (b) the number of shares of Restricted Shares subject to a Time Goal.

(b) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Performance/Time Goal, the restrictions imposed under this Article IV shall lapse upon the achievement of the Performance/Time Goal within two years of the Participant's termination of employment with respect to such number of those shares subject to a Performance/Time Goal as shall be determined by the Committee, but, in no event, less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Shares subject to a Performance/Time Goal to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of award of the Restricted Shares subject to a Performance/Time Goal to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (b) the number of shares of Restricted Shares subject to a Performance/Time Goal.

(c) In the event the Participant ceases to be an employee for any other reason, all shares of Restricted Shares theretofore awarded to that Participant which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank share power.

4.5      AWARD OF RESTRICTED SHARE EQUIVALENTS

In lieu of or in addition to the foregoing Restricted Shares Awards, the Committee may award to any Participant restricted share equivalents, subject to the terms and conditions of Paragraphs 4.2, 4.3, and 4.4 of this Article IV being applied to such awards as if those awards were for Restricted Share and subject to such other terms and conditions as the Committee may prescribe ("Restricted Share Equivalents"). Each Restricted Share Equivalent shall represent the right of the Participant to receive an amount determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Shares. Payment for Restricted Share Equivalents may be made in a lump sum or installments, in cash, Common Share or in a combination thereof as the Committee may determine.



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                                    ARTICLE V

                              DEFERRAL OF PAYMENTS

5.1      ELECTION TO DEFER

A Participant may elect, with the consent of the Committee, no later than December 31 of the last full calendar year of the Performance Period, to defer all or a portion of the Participant's Performance Award within deferral limits established by the Committee, and the Committee may permit or require the deferral of any other Award payment, subject to such rules and procedures as it may establish (the "Deferred Amount"). The Committee may permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. All Deferred Amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the Fair Market Value of the Common Shares and dividends thereon) as the Committee may from time to time establish.

5.2      DEFERRAL PERIOD

The Participant may, with the consent of the Committee, elect to receive payment of Deferred Amounts and any yield thereon either before or after retirement in a lump sum or in installments. Upon the death of a Participant, payments of any amounts hereunder shall be made to the Participant's designated beneficiary (pursuant to Section 6.13) or estate (in the absence of a designated beneficiary) in the manner elected by the Participant or (in the event the Participant made no election) in the manner determined by the Committee. The period between the date the Participant's Deferred Amount becomes payable and the final payment of such Deferred Amount hereunder shall be known as the "Deferral Period."

5.3      PARTICIPANT REPORTS

Annually, each Participant who has a Deferred Amount will receive a report setting forth all then Deferred Amounts and the yield thereon to date.

5.4      PAYMENT OF DEFERRED AMOUNTS

Unless otherwise agreed by the Company and the Participant, payment of Deferred Amounts may be in cash, Common Shares or partly in cash and partly in Common Shares, as the Committee shall determine.

5.5      ESTABLISHMENT OF TRUST

The Committee, in its sole discretion, may establish a trust to hold Deferred Amounts or any portion thereof for the benefit of Participants.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

6.1      NON-TRANSFERABILITY

Except as provided below, no Award under the Plan (including any Deferred Amount), and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable to members of Participants' immediate families, subject to such terms and conditions as the Committee may impose.

Any transfer contrary to this Section 6.1 will nullify the Award.

6.2      ADJUSTMENTS UPON CERTAIN CHANGES:

In the event of a share dividend or share split, or combination or other increase or reduction in the number of issued shares of Common Shares, the Board of Trustees or the Committee may, in order to prevent the dilution or enlargement of rights under Awards (including any Deferred Amounts), make such adjustments in the number of shares authorized by this Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding Awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may, notwithstanding any other provision of the Plan to the contrary, provide in the agreement evidencing any Award (including Deferred Amounts) or, provide through unilateral action of the Committee for adjustments to such Award in order to prevent the dilution or enlargement of rights thereunder, to provide for substitute consideration thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spin-off or similar transaction by the Company.

6.3      TAX WITHHOLDING

(a) The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under the Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.

(b) Subject to the consent of the Committee, due to (i) the exercise of a NSO,
(ii) lapse of restrictions on a Restricted Share Award or (iii) the issuance of any other shares award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Shares otherwise issuable under (i) withheld, or (B) tender back to the Company shares of Common Shares received pursuant to (i), (ii) or (iii), or (C) deliver back to the Company pursuant to (i), (ii) or (iii)



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previously-acquired shares of Common Shares having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

6.4      CONDITIONS ON AWARDS

In the event that the employment of a Participant holding any unexercised Option or SAR, any unearned Performance Award, any unearned shares of Restricted Shares or any unearned Restricted Share Equivalents shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or SAR is exercised, or any such Performance Award, share of Restricted Shares or Restricted Share Equivalent is earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (b) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort and for which the Company shall reimburse the Participant's reasonable out of pocket expenses) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, Performance Award, shares of Restricted Shares or Restricted Share Equivalents held as on the date of the breach of condition. Any determination by the Board of Trustees of the Company, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive. In addition, in the event that a Participant engages in such a competitive business or activity within two years after any such termination of employment, the Participant will, unless the Committee waives this requirement, pay to the Company all after-tax economic benefits realized previously by the Participant from Awards.

6.5      AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

The Board of Trustees may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Trustees may deem advisable in order that any Awards thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Trustees may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without shareholder



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approval to the extent required by law, agreement or the rules of any exchange upon which the Common Shares is listed, (i) except as provided in Section 6.2, materially increase the number of shares of Common Shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) extend the termination date of the Plan. No such amendment, suspension or termination shall impair the rights of Participants under outstanding Options, SARs, Performance Awards, awards of Restricted Shares or Restricted Share Equivalents, Performance Accounts or Deferred Amounts without the consent of the Participants affected thereby.

6.6      FOREIGN ALTERNATIVES

Notwithstanding the other provisions of the Plan, in the case of any Award (including any Deferred Amount) to any Participant who is an employee of a foreign Subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by shares of Common Shares or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Shares or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called "Share Equivalents"). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Shares or other securities under such circumstances and in such manner as the Committee may determine.

6.7      DEFINITIONS AND OTHER GENERAL PROVISIONS

(a) The terms "retirement" and "disability" as used under the Plan shall be construed by reference to the provisions of the pension plan or other similar plan or program of the Company applicable to a Participant.

(b) The term "Fair Market Value" as it relates to Common Shares on any given date means (i) the mean of the high and low sales prices of the Common Shares as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Shares is then listed); or (ii) if the Common Shares is not listed on any domestic stock exchange, the mean of the high and low sales prices of the Common Shares as reported by the Nasdaq Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; of (iii) if the Common Shares is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Trustees or the Committee.



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(c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns shares possessing at least 20% of the voting power in one of the other corporations in such chain.

(d) The adoption of the Plan shall not preclude the adoption by appropriate means of any other share option or other incentive plan for employees.

6.8      NON-UNIFORM DETERMINATIONS

The Committee's determinations under the Plan, including without limitation, (a) the determination of the Participants to receive Awards, (b) the form, amount and timing of such Awards, (c) the terms and provisions of such Awards and (d) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

6.9      SUSPENSIONS, LEAVES OF ABSENCE, AND TRANSFERS

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee and
(b) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

6.10     LISTING, REGISTRATION, AND LEGAL COMPLIANCE

Each Award (including Deferred Amounts) shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any shares of Common Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of shares of Common Shares or other property thereunder, no such Award may be exercised or paid in Common Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of Officers and other persons subject to
Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award (including Deferred Amounts) which, in the



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discretion of the Committee, are necessary or desirable in order to comply with
Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days prior written notice to the holders thereof.

6.11     LOANS

The Committee may provide for the Company to make loans or guarantee to finance the exercise of any Option as well as the estimated or actual amount of any taxes payable by the holder as a result of the exercise or payment of any Option and may prescribe, or may empower the Company to prescribe, the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan; provided, however, that notwithstanding the foregoing, all loans made pursuant to this provision shall include an interest rate on the outstanding balance of the loan at a rate of at least the then prevailing rate the Company would be charged by an unaffiliated lender for a loan of a similar nature and maturity.

6.12     INDEMNIFICATION

Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.13     BENEFICIARY DESIGNATION

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.



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6.14     RIGHTS OF PARTICIPANTS

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue the Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

6.15     REQUIREMENTS OF LAW, GOVERNING LAW

The granting of Awards and the issuance of shares of Common Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware. The provisions of the Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provisions is otherwise required by applicable law.

6.16     EFFECTIVE DATE

The Plan shall, subject to the approval of the holders of a majority of the shares of Common Shares present at the 2000 annual meeting of the Corporation's shareholders, be deemed effective as of May 10, 2000. No awards of Options, SARs, Performance Units, Performance Shares or shares of Restricted Shares or Restricted Share Equivalents shall be made hereunder after July 31, 2003.